UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 8, 2022, Inhibikase Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) regarding certain amendments to the employment agreements of Milton H. Werner Ph.D., its President and Chief Executive Officer, and of Joseph Frattaroli, its Chief Financial Officer. The Company is filing this amended report to correct an error regarding the effective date of the increase to the base salary of each of Dr. Werner and Mr. Frattaroli. The full text of the Original Form 8-K is set forth below as previously filed, except with the corrected dates as described above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2022, Inhibikase Therapeutics, Inc. (the “Company”), amended the employment agreements of Milton H. Werner Ph.D., its President and Chief Executive Officer, and of Joseph Frattaroli, its Chief Financial Officer. The amendments were authorized by the Company’s Compensation Committee acting pursuant to advice of its compensation consultant. Dr. Werner’s base salary was increased from $455,000 to $510,000, effective as of March 1, 2022, and Dr. Werner’s 2022 base target bonus percentage was increased from 35% to 50% of his base salary. Mr. Frattaroli’s base salary was increased from $375,000 to $400,000, effective as of March 1, 2022, and Mr. Frattaroli’s 2022 base target bonus percentage was increased from 30% to 40% of his base salary.

Each executive’s annual target bonus percentage is subject to upward adjustment from time to time, as determined by the Board (or a committee thereof) of the Company in its sole discretion. Mr. Frattaroli’s Base Salary is subject to upward adjustment from time to time, as determined by the Board (or a committee thereof) of the Company in its sole discretion (a similar provision was already included in Dr. Werner’s employment agreement). The other terms of Dr. Werner’s and Mr. Frattaroli’s employment agreements remain unchanged. The foregoing description of the amendments made to Dr. Werner’s and Mr. Frattaroli’s respective employment agreements is qualified by reference to the amendments, copies of which are attached here as Exhibit 10.1 (in the case of the amendment to Dr. Werner’s employment agreement) and Exhibit 10.2 (in the case of the amendment to Mr. Frattaroli’s employment agreement), each of which are incorporated herein by reference.

In addition, the Compensation Committee of the Board of Directors of the Company has approved a new form of award agreement with performance-based vesting under the Company’s 2020 Equity Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Amendment dated March 3, 2022 to the Employment Agreement, by and between Inhibikase Therapeutics, Inc. and Milton H. Werner, Ph.D., dated December 28, 2020. (1)

10.2	Amendment dated March 3, 2022 to the Employment Agreement, by and between Inhibikase Therapeutics, Inc. and Joseph Frattaroli, dated October 24, 2018. (1)

10.3	Form of Stock Option Grant Notice and Award Agreement. (1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)	Previously filed as an exhibit to the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2022	INHIBIKASE THERAPEUTICS, INC.

	By:	/S/ MILTON H. WERNER
Milton H. Werner, Ph.D.
President and Chief Executive Officer